UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         March 19, 2018

LAS VEGAS SANDS CORP.
(Exact name of registrant as specified in its charter)
NEVADA
(State or other jurisdiction of incorporation)
001-32373	27-0099920
(Commission File Number)	(IRS Employer Identification No.)

3355 LAS VEGAS BOULEVARD SOUTH LAS VEGAS, NEVADA	89109
(Address of principal executive offices)	(Zip Code)

(702) 414-1000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	Entry Into a Definitive Agreement.

 On March 19, 2018, Marina Bay Sands Pte. Ltd. (“MBS” or the “Borrower”), a subsidiary of Las Vegas Sands Corp. (“LVSC”), entered into a Second Amendment and Restatement Agreement (the “Amendment Agreement”) with the Lenders party thereto and DBS Bank Ltd. (“DBS”), as Agent. Through the form of the amended and restated facility agreement attached thereto, the Amendment Agreement amends and restates the Facility Agreement, dated as of June 25, 2012 (as amended by an amendment agreement dated November 20, 2013 and further amended and restated by an amendment and restatement agreement dated August 29, 2014, the “Existing Facility Agreement”), among MBS, as borrower, various lenders party thereto, DBS, Oversea-Chinese Banking Corporation Limited, United Overseas Bank Limited and  Malayan Banking Berhad, Singapore Branch, as global coordinators, DBS, as agent and security trustee, and DBS, Oversea-Chinese Banking Corporation Limited, United Overseas Bank Limited, Malayan Banking Berhad, Singapore Branch, Standard Chartered Bank, Sumitomo Mitsui Banking Corporation and CIMB Bank Berhad, Singapore Branch, as mandated lead arrangers (the Existing Facility Agreement, as so amended and restated, the “Second Restated Facility Agreement”). Upon satisfaction of the conditions therein and according to its terms, the Amendment Agreement became effective on March 19, 2018 (the “Second Restatement Date”). Capitalized terms used herein and not defined herein are defined in the Second Restated Facility Agreement.

 Pursuant to the Amendment Agreement, each consenting lender holding Facility A Loans under the Existing Facility Agreement extended the maturity of such term loans to March 29, 2024, and each consenting lender holding Facility B Loans under the Existing Facility Agreement extended the maturity of such revolving loans to September 29, 2023.

 Among other amendments provided for by the Second Restated Facility Agreement, (x) the amortization schedule for the Facility A Loans was amended to provide for 0.5% due at the end of each quarter beginning with the second quarter of 2018 until (and including) the first quarter of 2022, 5% due at the end of each quarter beginning with the second quarter of 2022 until (and including) the first quarter of 2023, and 18% due at the end of each quarter beginning with the second quarter of 2023 until (and including) Facility A Termination Date of March 29, 2024; and (y) the leverage covenant was amended to provide that leverage shall not exceed 4.00 to 1.0 on the last day of each fiscal quarter.

 Some of the lenders, agents and arrangers under the Amendment Agreement and Second Restated Facility Agreement and their respective affiliates have provided, and may provide in the future, investment banking, commercial banking and other financial services for LVSC and its subsidiaries in the ordinary course of business, for which they have received and will receive customary compensation.

Also on March 19, 2018, LVSC issued a press release announcing the Second Restated Facility Agreement, which is attached as Exhibit 99.1.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Press Release, dated March 19, 2018

INDEX TO EXHIBITS

99.1	Press release, dated March 19, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2018

LAS VEGAS SANDS CORP.
By:	/S/ PATRICK DUMONT
Name: Patrick Dumont Title: Executive Vice President and Chief Financial Officer